Exhibit 99.1

August 5, 2020

Dear Fellow Stockholder:

We are pleased to share that on July 30, 2020, the Board of Directors (the “Board”) of InPoint Commercial Real Estate Income, Inc. (“we,” the “Company” or “InPoint”) acted on management’s recommendation and authorized a distribution in an amount equal to 1/12th of $0.8576 per share for stockholders of record as of July 31, 2020. The distribution will be paid on or about August 18, 2020. This step comes as part of our resumption of standard operations that were in place prior to the onset of the COVID-19 pandemic.

The distribution equates to an approximate four percent annualized distribution rate based on InPoint’s aggregate net asset value (“NAV”) per share as of June 30, 2020. Our management will work closely with the Board to determine the distribution policy going forward with the goal that market conditions permit a return to our pre-pandemic distribution practice. With a continued strained economy and the rapidly changing conditions related to the pandemic, we feel this is a pragmatic and steady approach to reestablishing the distribution rate. Please keep in mind that declarations of distributions are solely within the authority of the Board and management cannot guarantee that our Board will authorize a cash distribution at any point in the future.

As we have communicated, we are actively engaged in reinstating InPoint’s continuous public offering of shares of common stock, its share repurchase plan and its distribution reinvestment plan at the earliest prudent time, and we will update you with our progress.

As of June 30, 2020, our approximately $597.5 million portfolio, at par value, comprised 44 investments secured by commercial real estate assets that are diversified among geographic region, loan type and property type. First mortgage loans are the main component of InPoint’s portfolio representing approximately 81.7 percent of the portfolio, credit loans represent approximately 2.8 percent and CMBS represent approximately 15.6 percent. Despite the severe economic effect of the pandemic on commercial real estate due to non-essential business closings, stay-at-home guidelines and social distancing around the country, we are actively managing InPoint’s portfolio through these unprecedented times.

We hope that you and your family remain safe and healthy. Thank you for your trust in our expertise. If you have questions, please contact your financial advisor or Inland Investor Services at 800-826-8228.

Sincerely,

InPoint Commercial Real Estate Income, Inc.

Mitchell Sabshon

                Chief Executive Officer

Certain statements in this letter constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Words such as “may,” “could,” “should,” “expect,” “intend,” “plan,” “goal,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “variables,” “potential,” “continue,” “expand,” “maintain,” “create,” “strategies,” “likely,” “will,” “would” and variations of these terms and similar expressions indicate forward-looking statements.  These forward-looking statements reflect the intent, belief or current expectations of our management based on their knowledge and understanding of the business and industry, the economy and other future conditions. These statements are not factual or guarantees of future performance, and we caution stockholders not to place undue reliance on them. Actual results may differ materially from those expressed or forecasted in forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to those in the Risk Factors section in our most recent Annual Report on Form 10-K and in subsequent filings on Form 10-Q as filed with the Securities and Exchange Commission and made available on our website.  Forward-looking statements reflect our management’s view only as of the date of this letter and may ultimately prove to be incorrect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results except as required by applicable law. We intend for these forward-looking statements to be covered by the applicable safe harbor provisions created by Section 27A of the Securities Act and Section 21E of the Exchange Act.